EXHIBIT 99.1
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            CONTACT:       Investor Relations:

                           Suzanne Michalek
                           Director of Corporate Communications
                           201-267-8000

                           Financial Dynamics
                           Investor Relations: Melissa Myron
                           Press: Stephanie Sampiere
                                    212-850-5600



         FOR IMMEDIATE RELEASE



         MOVADO GROUP, INC. ANNOUNCES 2-FOR-1 STOCK SPLIT;

         INCREASES QUARTERLY DIVIDEND BY 33%



     PARAMUS, NJ - MARCH 12, 2004 -- MOVADO GROUP, INC. (NYSE: MOV), today announced its Board of Directors has declared a 2-for-1 stock split, subject to shareholder approval of an increase in the Company's authorized shares. In addition, its Board declared a quarterly dividend of $0.08 per share on a pre-split basis, a 33.3% increase over the current quarterly dividend rate.

     The stock split is subject to shareholder approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares. Shareholders will consider the matter at the Company's Annual Meeting of Stockholders on June 17, 2004. The additional shares to be issued as a result of the stock split would be distributed on June 25, 2004, to shareholders of record on June 11, 2004. Movado Group currently has approximately 8.8 million shares of Common Stock and 3.4 million shares of Class A Common Stock (convertible on a one-for-one basis for Common Stock) outstanding, which would increase to an aggregate of approximately
     24.4 million common shares outstanding following the 2-for-1 stock split.

     On a pre-split basis, the increased dividend on a quarterly basis is $0.08 compared to the previous rate of $0.06. The new dividend rate is effective for the regular quarterly dividend payable on April 30, 2004 to shareholders of record as of April 16, 2004.

     Efraim Grinberg, President and Chief Executive Officer commented, "We generated operating cash flow in excess of $50 million in fiscal 2004, which represents our second consecutive year of record cash flow. Additionally, over the past five years, we have generated more than $150 million in operating cash flow. We believe that the 33% increase in our quarterly dividend is a great way for our shareholders to participate in the Company's successful achievements. At the same time, the purpose of our 2-for-1 stock split is to make our shares more accessible to investors and increase our market liquidity."




     Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach and Tommy Hilfiger watches worldwide, and operates Movado boutiques and Company stores in the United States.



     THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "PROJECTS," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF EBEL WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.


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